UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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SCS Transportation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 21, 2004

To Our Shareholders:

      We cordially invite you to attend the 2004 Annual Meeting of Shareholders of SCS Transportation, Inc. The meeting will take place at the Marriott Country Club Plaza, 4445 Main Street, Kansas City, MO 64111 on Wednesday, April 21, 2004, at 10:00 a.m. local time. We look forward to your attendance either in person or by proxy.

      The purpose of the meeting is to:

1. Elect two directors, each for a term of three years;

2. Ratify the appointment of KPMG LLP as SCS Transportation’s independent auditors for fiscal year 2004; and

3. Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

      Only shareholders of record at the close of business on February 23, 2004 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

James J. Bellinghausen
Secretary

March 12, 2004

      Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

      If you are a registered shareholder, you may elect to have next year’s proxy statement and annual report made available to you via the Internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

      Your vote is very important. Please vote whether or not you plan to attend the meeting.

INFORMATION ABOUT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
CONSIDERATION OF DIRECTOR NOMINEES
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
DIRECTORS’ COMPENSATION
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNERSHIP
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
RETIREMENT PLANS
EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS
ADDITIONAL INFORMATION

SCS TRANSPORTATION, INC.
4435 Main Street, Suite 930
Kansas City, MO 64111

2004 PROXY STATEMENT

       The Board of Directors of SCS Transportation, Inc. (“SCS Transportation”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2004 Annual Meeting of Shareholders. The meeting will take place at the Marriott Country Club Plaza, 4445 Main Street, Kansas City, MO 64111 on Wednesday, April 21, 2004, at 10:00 a.m. local time. At the meeting, shareholders will vote on the election of two directors, the ratification of the appointment of KPMG LLP as SCS Transportation’s independent auditors for fiscal year 2004, and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

      By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Klaus E. Agthe, a director of SCS Transportation, Herbert A. Trucksess, III, Chairman, President and Chief Executive Officer of SCS Transportation, and James J. Bellinghausen, SCS Transportation’s Vice President-Finance, Chief Financial Officer and Secretary, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

      SCS Transportation’s Annual Report to Shareholders for the fiscal year ended December 31, 2003, which includes SCS Transportation’s audited annual financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

      We are first sending this proxy statement, form of proxy and accompanying materials to shareholders on or about March 12, 2004.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

      At the annual meeting, the shareholders will be asked to:

1. Elect two directors, each for a term of three years; and

2. Ratify the appointment of KPMG LLP as SCS Transportation’s independent auditors for fiscal year 2004.

      Shareholders also will transact any other business that may properly come before the meeting. Members of SCS Transportation’s management team and a representative of KPMG LLP, SCS Transportation’s independent auditors, will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

      The record date for the meeting is February 23, 2004. Only shareholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is SCS Transportation’s common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 14,776,160 shares of SCS Transportation common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

      If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.

      As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

      A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

      If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

      1. You May Vote by Mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

      2. You May Vote by Telephone or on the Internet. If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on April 20, 2004.

      If your shares are held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

NOTE:	If you are a registered shareholder, you may elect to have next year’s proxy statement and annual report made available to you via the Internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

      3. You May Vote in Person at the Meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered shareholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

      Yes, you may revoke your proxy and change your vote:

•	by signing another proxy with a later date;

•	by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

•	if you are a registered shareholder, by giving written notice of such revocation to the Secretary of SCS Transportation prior to or at the meeting or by voting in person at the meeting.

      Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

      SCS Transportation’s transfer agent, Mellon Investor Services LLC, will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

      Your Board recommends that you vote:

•	FOR the election of the two nominees to the Board of Directors; and

•	FOR the ratification of KPMG LLP as SCS Transportation’s independent auditors.

What if I do not specify how my shares are to be voted?

      If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the two nominees to the Board of Directors; and

•	FOR the ratification of KPMG LLP as SCS Transportation’s independent auditors.

Will any other business be conducted at the meeting?

      We know of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the two nominees as directors. This means that the two nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

      If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of SCS Transportation’s independent auditors?

      The ratification of the appointment of KPMG LLP as SCS Transportation’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

      Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

      Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Current Nominees

      The Board of Directors currently consists of six directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class II directors will expire at the upcoming annual meeting. The Board of Directors has nominated John J. Holland and Douglas W. Rockel for election as Class II directors for three-year terms expiring at the annual meeting of shareholders to be held in 2007 and until their successors are elected and qualified. Each nominee currently serves as a Class II director.

      Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the two nominees as directors. This means that the two nominees will be elected if they receive more affirmative votes than any other person.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TWO NOMINEES.

      The following table sets forth, with respect to each nominee, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of SCS Transportation and directorships held in other public companies.

NOMINEES FOR ELECTION AS

CLASS II DIRECTORS FOR A THREE-YEAR
TERM EXPIRING AT THE 2007 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

John J. Holland, 2002	54	Mr. Holland has been the President and Chief Executive Officer and a director of Butler Manufacturing Company, a publicly traded manufacturer of prefabricated buildings, since July 1999 and Chairman of the Board of Directors of Butler since November 2001. Prior to that he held various other positions at Butler. Butler Manufacturing has announced that it has entered into an agreement to be acquired in a transaction that is scheduled to close later this year. Mr. Holland is a member of the Board of Directors of Cooper Tire and Rubber Company.
Douglas W. Rockel, 2002	47	Mr. Rockel has been President, Chief Executive Officer and Chairman of the Board of Directors of Roots, Inc., a private commercial real estate development and investment company since August 2001. Prior to that he was a Senior Vice President with ABN Amro Securities (formerly ING Barings) from February 1997 to July 2001.

Continuing Directors

      The terms of SCS Transportation’s two Class III directors expire at the annual meeting of shareholders to be held in 2005. The terms of SCS Transportation’s two Class I directors expire at the annual meeting of shareholders to be held in 2006. The following tables set forth, with respect to each Class III and Class I director, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of SCS Transportation and directorships held in other public companies.

CLASS III DIRECTORS CONTINUING IN OFFICE

WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

Klaus E. Agthe, 2002	73	Dr. Agthe is a business consultant with Agthe Consult, Inc. He was a director of Yellow Corporation from 1985 through April 2001.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

Mark A. Ernst, 2002	45	Mr. Ernst is Chairman of the Board of Directors, President, and Chief Executive Officer of H&R Block, Inc., a publicly traded financial services company. Prior to joining H&R Block in September 1998, Mr. Ernst was a vice president with American Express Company. Mr. Ernst is a member of the Board of Directors of Great Plains Energy, Inc. and Knight-Ridder, Inc.

CLASS I DIRECTORS CONTINUING IN OFFICE

WHOSE TERMS EXPIRE AT THE 2006 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

H. A. Trucksess, III, 2000	54	Mr. Trucksess is Chairman of the Board of Directors, President and Chief Executive Officer of SCS Transportation. He was named President and Chief Executive Officer of the Yellow Regional Transportation Group (now SCS Transportation, Inc.) in February 2000. Mr. Trucksess had been Senior Vice President and Chief Financial Officer of Yellow Corporation since June 1994.
James A. Olson, 2002	61	Mr. Olson is the Chief Financial Officer of Plaza Belmont LLC, a private equity fund. He retired in March 1999 from Ernst & Young LLP after 32 years. Mr. Olson is a member of the Board of Trustees of Entertainment Properties Trust, a publicly traded real estate investment trust.

BOARD MEETINGS AND COMMITTEES

Meetings

      The Board of Directors held five meetings in 2003. Each director attended at least 75% of the meetings convened by the Board and the applicable committees.

      Executive sessions of non-employee directors are held as part of each regularly scheduled meeting of the Board. The sessions are chaired by the Lead Independent Director. Any non-employee director can request that an additional executive session be scheduled.

Lead Independent Director

      During 2003 the Board of Directors created the position of Lead Independent Director and the non-employee directors selected Douglas W. Rockel to serve in that position.

      The Lead Independent Director is elected annually by the non-employee directors. The primary responsibilities of the Lead Independent Director are to:

•	Set jointly with the Chairman of the Board the schedule for Board meetings and provide input to the Chairman concerning the agenda for Board meetings;

•	Advise the Chairman as to the quality, quantity and timeliness of the flow of information to the non-employee directors;

•	Coordinate, develop the agenda for, chair and moderate meetings of non-employee directors, and generally act as principal liaison between the non-employee directors and the Chairman;

•	Provide input to the Compensation Committee concerning the Chief Executive Officer’s performance; and

•	Provide input to the Nominating and Governance Committee regarding the appointment of chairs and members of the various committees.

Committees

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee

James A. Olson, Chairman	Klaus E. Agthe, Chairman	Douglas W. Rockel, Chairman
Klaus E. Agthe	Mark A. Ernst	Mark A. Ernst
John J. Holland	Douglas W. Rockel	John J. Holland

Audit Committee

      The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee, which held seven meetings in 2003, is governed by the Audit Committee charter, which is attached as Exhibit A to this proxy statement. The functions of the Audit Committee are described in the Audit Committee charter and include the following:

•	Review the adequacy and quality of SCS Transportation’s accounting and internal control systems;

•	Review SCS Transportation’s financial reporting process on behalf of the Board of Directors;

•	Oversee the entire audit function, both internal and independent, including the selection of the independent auditors;

•	Review and assess SCS Transportation’s compliance with legal requirements and codes of conduct; and

•	Provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

      Each member of the Audit Committee meets the independence and experience requirements for audit committee members as established by The Nasdaq Stock Market. The Board of Directors has determined that Mr. Olson, Dr. Agthe and Mr. Holland are “audit committee financial experts,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation Committee

      The Compensation Committee, which held three meetings in fiscal 2003, performs the following functions:

•	Determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of SCS Transportation;

•	Supervises the administration of SCS Transportation’s incentive compensation and stock-based compensation plans;

•	Oversees the administration of employee benefit plans covering SCS Transportation employees generally; and

•	Makes recommendations to the Board of Directors with respect to SCS Transportation’s compensation policies, including the compensation of non-employee directors.

      Each member of the Compensation Committee meets the definition of an independent director as established by The Nasdaq Stock Market.

Nominating and Governance Committee

      The Nominating and Governance Committee, which held one meeting in 2003, is governed by the Nominating and Governance Committee charter, which is attached as Exhibit B to this proxy statement. The functions of the Nominating and Governance Committee are described in the Nominating and Governance Committee charter and include the following:

•	Review the size and composition of the Board and make recommendations to the Board as appropriate;

•	Review criteria for election to the Board and recommend candidates for Board membership;

•	Review the structure and composition of Board committees and make recommendations to the Board as appropriate; and

•	Develop and oversee an annual self-evaluation process for the Board and its committees.

      Each member of the Nominating and Governance Committee meets the definition of an independent director as established by The Nasdaq Stock Market.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

      The Board of Directors has adopted the SCS Transportation Corporate Governance Guidelines, which are available free of charge at www.scstransportation.com. Those guidelines set forth, among other things, director qualification standards, which provide as follows:

•	A majority of the members of the Board of Directors must qualify as independent directors in accordance with the rules of The Nasdaq Stock Market;

•	No member of the Board of Directors should serve on the Board of Directors of more than three other public companies;

•	No person may stand for election as a director of the Company after reaching age 70, except any director on the Board of Directors as of December 31, 2003 may complete his current term as a director; and

•	No director shall serve as a director, officer or employee of a competitor of the Company.

      While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that directors and candidates for director generally should, at a minimum, meet the following criteria:

•	Directors and candidates should have high personal and professional ethics, integrity, values and character and be committed to representing the interests of the Company and its shareholders;

•	Directors and candidates should have experience and a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration;

•	Directors and candidates should have sufficient time to devote to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry; and

•	Directors and candidates should have expertise or a breadth of knowledge about issues affecting the Company that is useful to the Company and complementary to the background and experience of other Board members.

Procedures for Nominations by Shareholders

      The Nominating and Governance Committee has adopted policies concerning the process for the consideration of director candidates by shareholders. The Nominating and Governance Committee will consider director candidates submitted by shareholders of SCS Transportation. Any shareholder wishing to submit a candidate for consideration should send the following information to the Secretary of the Company, SCS Transportation, Inc., 4435 Main Street, Suite 930, Kansas City, Missouri 64111:

•	The name and address of the shareholder submitting the candidate as it appears on the Company’s books; the number and class of shares owned beneficially and of record by such shareholder and the length of period held; and proof of ownership of such shares;

•	Name, age and address of the candidate;

•	A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	Any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder;

•	A description of any arrangements or understandings between the recommending shareholder and such candidate;

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors, and documents his or her ability to satisfy the director qualifications described in SCS Transportation’s Corporate Governance Guidelines; and

•	A signed statement from the candidate, confirming his or her willingness to serve on the Board of Directors.

      The Secretary of SCS Transportation will promptly forward such materials to the Nominating and Governance Committee Chair and the Chairman of the Board of SCS Transportation. The Secretary will also maintain copies of such materials for future reference by the Nominating and Governance Committee when filling Board positions.

      If a vacancy arises or the Board decides to expand its membership, the Nominating and Governance Committee will seek recommendations of potential candidates from a variety of sources (including incumbent directors, shareholders, the Corporation’s management and third party search firms). At that time, the Nominating and Governance Committee also will consider potential candidates submitted by shareholders in accordance with the procedures described above. The Nominating and Governance Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder candidates on the same basis as those submitted by other sources.

      After completing this process, the Nominating and Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and SCS Transportation’s needs. The Nominating and Governance Committee Chair, or another director designated by the Nominating and Governance Committee Chair, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Committee. All such interviews are held in person, and include only the candidate and the Nominating and Governance Committee members. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Nominating and Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board.

      Separate procedures apply if a shareholder wishes to submit a director candidate at the Company’s Annual Meeting that is not approved by the Nominating and Governance Committee or the Board of Directors. Pursuant to Section 2.07(a) of the Amended and Restated By-Laws of the Company, for nominations to be properly brought before an annual meeting pursuant to clause (C) of paragraph (a)(i) of Section 2.07 of the By-Laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not later than the close of business on the 90th calendar day nor earlier than the 120th calendar day prior to the anniversary date of the first mailing of the Company’s proxy statement for the immediately preceding year’s annual meeting. Such shareholder’s notice shall set forth the following items:

•	As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder;

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	The name and address of such shareholder and of such beneficial owner as they appear on the Company’s books;

•	The class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner;

•	A representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•	A representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such nomination.

      The foregoing summary is qualified in its entirety by reference to the Company’s By-Laws, which have been filed with the Securities and Exchange Commission and copies of which are available from the Company.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Board of Directors has adopted the following procedures for shareholders to send communications to the Board or individual directors of the Company:

      Shareholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, SCS Transportation, Inc., 4435 Main Street, Suite 930, Kansas City, Missouri 64111. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Lead Independent Director will receive copies of all shareholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman. In such event, the Secretary of the Company will first consult with and receive the approval of the Lead Independent Director before disclosing or otherwise discussing the communication with the Chairman.

      The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and the Company also reserves the right to verify ownership status before forwarding shareholder communications to the Board of Directors.

      The Secretary of the Company will determine the appropriate timing for forwarding shareholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

      Shareholders also have an opportunity to communicate with the Board of Directors at the Company’s Annual Meeting of Shareholders. The Company’s Corporate Governance Guidelines provide that absent unusual circumstances, directors are expected to attend all Annual Meetings of Shareholders. All directors attended the 2003 Annual Meeting of Shareholders.

DIRECTORS’ COMPENSATION

      Non-employee (outside) directors receive:

•	An annual retainer of $20,000 (Committee chairpersons also receive an additional annual fee of $5,000);

•	$1,000 for each Board meeting attended in person and $500 for participation in each telephonic Board meeting; and

•	$1,000 for each committee meeting attended in person and $500 for participation in each telephonic committee meeting.

      Pursuant to the 2003 Omnibus Incentive Plan, at least 50 percent of the annual retainer for each non-employee director and at least 50 percent of the annual fee paid to each Committee chairperson is paid in SCS Transportation common stock, rather than cash, with the value of such stock based on the fair market value of SCS Transportation common stock at the date of the annual meeting. In addition, pursuant to the 2003 Omnibus Incentive Plan, non-employee directors receive an option to purchase 5,000 shares of SCS Transportation common stock on the first business day following each annual meeting of shareholders. (In 2003, non-employee directors received an option to purchase 7,500 shares of SCS Transportation common stock.) In all cases, the exercise price for the stock options is equal to the fair market value of SCS Transportation common stock on the date of grant, is exercisable six months after the date of grant and will remain exercisable for 10 years, subject to the terms of the plan. Under the Directors’ Deferred Fee Plan, non-employee directors may defer all or a portion of fees earned, which deferrals are converted into units equivalent to the value of Company common stock. Upon the directors’ termination, death or disability, accumulated deferrals are distributed in the form of Company common stock. Mr. Trucksess, the only director who is also an SCS Transportation employee, receives no additional compensation for serving as a director.

      The Board of Directors has adopted a guideline for stock ownership for directors that provides that each non-employee director retain so long as they serve on the Board any annual retainers paid in stock and shall retain in stock all after-tax proceeds from the exercise of any stock options. In addition, directors are to retain any stock otherwise acquired so long as they serve on the Board. The Board believes significant stock ownership by non-employee directors further aligns their interests with the interests of SCS Transportation’s shareholders.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

      KPMG LLP audited SCS Transportation’s annual financial statements for the fiscal year ended December 31, 2003. The Audit Committee has appointed KPMG LLP to be SCS Transportation’s independent auditors for the fiscal year ending December 31, 2004. The shareholders are asked to ratify this appointment at the annual meeting. A representative of KPMG LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Auditor Fees

      KPMG LLP billed SCS Transportation the following amounts for services provided during fiscal 2002 and 2003:

	2002	2003

Audit Fees	$85,930	$327,049
Audit-Related Fees	8,669	35,743
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$94,599	$362,792

•	Audit Fees. This category includes the fees and out-of-pocket expenses for the audit of SCS Transportation’s annual financial statements and review of SCS Transportation’s quarterly reports. The 2002 audit fees exclude $86,250 in fees and expense for the Company’s 2002 audit and quarterly reports which was billed to and paid by the former parent company and allocated to SCS Transportation during the period prior to SCS Transportation’s spin-off on September 30, 2002.

•	Audit-Related Fees. This category consists of fees and out-of-pocket expenses for assurance and related services reasonably related to the performance of the audit or the review of SCS Transportation’s financial statements, not otherwise reported under Audit Fees.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for other non-audit services.

      The Audit Committee has a written policy governing the engagement of SCS Transportation’s independent auditors for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditor to assure that the provision of such services does not impair the auditor’s independence. Under the Audit Committee policy, the independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the rules and regulations of the Securities and Exchange Commission. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

      At the beginning of each fiscal year, the Audit Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. The independent auditor provides for each proposed service documentation regarding the specific services to be provided. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit

Committee reviews all billings submitted by the independent auditor on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Change of Auditors During 2002

      On May 17, 2002, SCS Transportation’s former parent, Yellow Corporation, dismissed its independent auditors, Arthur Andersen LLP, and engaged the services of KPMG LLP as its new independent auditors. The change in auditors became effective on May 17, 2002. Following the September 30, 2002 spin-off of SCS Transportation from Yellow Corporation, SCS Transportation’s Audit Committee approved the retention of KPMG LLP as SCS Transportation’s independent auditors for 2002.

      During the two fiscal years ended December 31, 2001, and the subsequent interim period through May 17, 2002, there were no disagreements between SCS Transportation and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two fiscal years ended December 31, 2001 or within the interim period through May 17, 2002.

      The audit report of Arthur Andersen on the consolidated financial statements of SCS Transportation as of and for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

      In its letter dated May 17, 2002 to the Office of the Chief Accountant of the Securities and Exchange Commission, Arthur Andersen stated that it agreed with the statements in the three preceding paragraphs as it relates to SCS Transportation’s former parent, Yellow Corporation. This letter was filed as Exhibit 3 to Yellow Corporation’s Form 8-K, filed with the Securities and Exchange Commission on May 24, 2002.

      During the two fiscal years ended December 31, 2001, and the subsequent interim period through May 17, 2002, SCS Transportation did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Vote Required For Ratification

      The Audit Committee was responsible for selecting SCS Transportation’s independent auditors for fiscal year 2004. Accordingly, shareholder approval is not required to appoint KPMG LLP as SCS Transportation’s independent auditors for fiscal year 2004. The Board of Directors believes, however, that submitting the appointment of KPMG LLP to the shareholders for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting SCS Transportation’s independent auditors. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of independent auditors.

      The ratification of the appointment of KPMG LLP as SCS Transportation’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2004.

STOCK OWNERSHIP

Directors and Executive Officers

      The following table sets forth the amount of SCS Transportation’s common stock beneficially owned by each director, each executive officer named in the Summary Compensation Table on page 16 and all directors and executive officers as a group, as of January 31, 2004. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned
					Share
		Rights to			Units Held
	Shares	Acquire			Under
	Beneficially	Beneficial		Percent of	Deferral
Name of Beneficial Owner	Owned(1)	Ownership(2)	Total	Class(3)	Plan(4)

Herbert A. Trucksess, III	100,000	632,242	732,242	4.75%	—
Klaus E. Agthe	4,773	7,500	12,273	*	—
Mark A. Ernst	1,660	7,500	9,160	*	—
John J. Holland	1,079	7,500	8,579	*	—
James A. Olson	1,037	7,500	8,537	*	—
Douglas W. Rockel	2,075	7,500	9,575	*	—
Richard D. O’Dell	—	79,136	79,136	*	22,992
Paul J. Karvois	—	67,312	67,312	*	—
James J. Bellinghausen	7,500	24,792	32,292	*	516
John P. Burton	1,750	4,548	6,298	*	—
All directors and executive officers as a group (11 persons)	122,374	845,530	967,904	6.20%	23,508

*	Denotes less than 1%

(1)	Includes common stock owned directly and indirectly. All of Mr. Trucksess’ shares are held indirectly in a revocable trust as are 1,556 of Dr. Agthe’s shares.

(2)	Number of shares that can be acquired on January 31, 2004 or within 60 days thereafter through the exercise of stock options. These shares are excluded from the “Shares Beneficially Owned” column.

(3)	Based on the number of shares outstanding on January 31, 2004 (14,776,160), plus the number of shares subject to acquisition within 60 days thereafter, by the relevant beneficial owner.

(4)	Represents stock equivalent units, receipt of which has been deferred pursuant to the SCS Transportation Capital Accumulation Plan. The stock equivalent units are payable in cash but track the performance of the Company’s common stock. The units are not considered beneficially owned under the rules of the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of SCS Transportation and persons who own more than ten percent of SCS Transportation’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of SCS Transportation’s common stock. Such directors, officers and greater-than-ten-percent shareholders are required to furnish SCS Transportation with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and SCS Transportation is required to disclose in this proxy statement any late filings or failures to file.

      Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to SCS Transportation and written representations from certain reporting persons that no additional reports were required, SCS Transportation believes that its directors, reporting officers and greater-than-ten-percent shareholders complied with all these filing requirements for the fiscal year ended December 31, 2003.

Significant Shareholders

      The following table lists certain persons known by SCS Transportation to own beneficially, as of December 31, 2003, more than five percent of SCS Transportation’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)

FMR Corp.
82 Devonshire Street
Boston, MA 02109	1,299,866	(2)	8.80%
Barclays Global Investors, N.A. and related entities as a group(3)
45 Fremont Street
San Francisco, CA 94105	1,055,236	(4)	7.14%

(1)	For each person or group, the percentage ownership was determined by dividing the number of shares shown in the table by 14,776,160 (the number of shares of our common stock outstanding as of December 31, 2003).

(2)	Based on a Schedule 13G Information Statement filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 16, 2004. Edward C. Johnson 3d, Abigail P. Johnson and members of the Johnson family are a controlling group of shareholders of FMR Corp. Such Schedule 13G discloses that FMR Corp. has sole dispositive power with respect to all of our common stock that FMR Corp. beneficially owns. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. at the same address and a registered investment advisor, is the beneficial owner of 1,299,866 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 900,000 of the shares of common stock. FMR Corp. does not have the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees.

(3)	The group (the “Barclays Group”) consists of the following entities at each respective address, with the number of shares owned by each entity within the group noted thereafter: (i) Barclays Global Investors, N.A.; 45 Fremont Street, San Francisco, CA 94105; 902,177 shares; (ii) Barclays Global Fund Advisors; 45 Fremont Street, San Francisco, CA 94105; 131,459 shares; and (iii) Barclays Capital Securities Limited; 5 The North Colonmade, Canary Wharf, London, England E14 4BB; 21,600 shares.

(4)	Based on a Schedule 13G Information Statement filed by the Barclays Group on February 13, 2004. Such Schedule 13G discloses that Barclays Global Investors, N.A. has sole voting and dispositive power over 830,744 of the shares of common stock. Barclays Global Fund Advisors has sole voting and dispositive power over 131,459 of the shares of common stock. Barclays Capital Securities Limited has sole voting and dispositive power over 21,600 of the shares of common stock.

SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation awarded to, earned by or paid to SCS Transportation’s chief executive officer and its four other most highly compensated executive officers (the “Named Executive Officers”) for services rendered in all capacities within SCS Transportation or its former parent, Yellow Corporation, during the fiscal years ended December 31, 2003, 2002 and 2001.

						Long-Term Compensation

		Annual Compensation				Awards	Payouts

				Other Annual		Securities Underlying	LTIP	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Options (#)(6)	Payouts($)	Compensation($)

Herbert A. Trucksess, III	2003	$450,000	$290,651	—		—	—	$13,652	(3)
Chairman, President and	2002	$397,635	$155,873	—		750,435	—	$2,750	(2)
Chief Executive Officer	2001	$368,750	$74,554	—		—	$142,916	$2,550	(2)
Richard D. O’Dell	2003	$308,750	$155,610	—		—	—	$25,119	(3)
President and Chief	2002	$283,340	$117,303	—		89,142	—	$22,873	(3)
Executive Officer	2001	$260,016	$86,830	—		—	$80,897	$16,972	(3)
Saia Motor Freight Line, Inc
Paul J. Karvois	2003	$300,000	$58,793	$45,028	(1)	—	—	$18,063	(3)
President and Chief	2002	$300,000	—	$72,462	(1)	73,679	—	$28,349	(4)
Executive Officer	2001	$297,120	—	—		—	$80,897	$27,168	(4)
Jevic Transportation, Inc.
James J. Bellinghausen	2003	$188,500	$78,268	—		—	—	$9,562	(3)
Vice President and	2002	$166,013	$41,835	—		45,936	—	$22,918	(5)
Chief Financial Officer	2001	$138,054	$22,837	—		—	—	$2,550	(2)
John P. Burton	2003	$170,757	$55,145	—		—	—	$8,432	(3)
Vice President Marketing and	2002	$163,965	$32,137	—		47,299	—	$3,175	(2)
External Affairs	2001	$158,919	$30,447	—		—	—	$2,125	(2)

(1)	The Named Executive Officers receive certain perquisites. With the exception of the individual discussed below, such perquisites did not reach the threshold for reporting of $50,000 or ten percent of salary and bonus set forth in the applicable rules of the Securities and Exchange Commission. Mr. Karvois’ other annual compensation in 2003 included $28,613 under a covenant not to compete, $14,400 for automobile allowance, $1,936 for spouse travel and $79 for personal mileage and his other annual compensation in 2002 included $71,532 under a covenant not to compete, $852 for spouse travel and $78 for personal mileage.

(2)	The compensation amounts are for matching contributions under 401(k) benefit plans.

(3)	The compensation amounts include matching contributions under a 401(k) benefit plan and company contributions to a capital accumulation plan. Contributions in 2003 to the 401(k) plan and the capital accumulation plan, respectively, were $5,277 and $8,375 for Mr. Trucksess, $6,272 and $18,847 for Mr. O’Dell, $3,063 and $15,000 for Mr. Karvois, $5,916 and $3,646 for Mr. Bellinghausen, and $4,952 and $3,480 for Mr. Burton.

(4)	The compensation amounts include matching contributions under a 401(k) benefit plan and company contributions to a capital accumulation plan and a split dollar life insurance policy.

(5)	The compensation amount for 2002 is comprised of contributions to the 401(k) benefit plan of $2,504 and a $20,414 severance payment from Yellow Corporation for accrued benefits.

(6)	As a result of the spin-off of SCS Transportation from Yellow Corporation, on October 1, 2002, all Yellow stock options issued and outstanding to employees of SCS Transportation were replaced with SCS Transportation stock options with a value identical to the value of the Yellow stock options being replaced. The number of SCS Transportation options and their exercise prices were determined based on the relationship of the SCS Transportation stock price immediately after the spin-off to the Yellow stock price immediately prior to the spin-off.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth for each Named Executive Officer certain information about stock options exercised during the fiscal year ended December 31, 2003 and unexercised stock options held at the end of the fiscal year. The value realized upon exercise of an option is the difference between the exercise price of the option and the fair market value of SCS Transportation’s common stock on the exercise date. The value of an unexercised in-the-money option at fiscal year-end is the difference between its exercise price and the fair market value of SCS Transportation’s common stock on December 31, 2003. The actual gain, if any, on exercise will depend on the value of SCS Transportation’s common stock on the date of exercise. An option is “in-the-money” if the fair market value of SCS Transportation’s common stock exceeds the exercise price of the option. An option is “unexercisable” if it has not yet vested.

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares	Value	Options at Year-End(#)		Year-End($)
	Acquired on	Realized
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Herbert A. Trucksess, III	20,000	$117,940	564,021	86,414	$6,949,099	$1,126,852
Richard D. O’Dell	—	—	79,136	10,006	$1,057,870	$132,249
Paul J. Karvois	—	—	67,312	6,367	$865,267	$84,153
James J. Bellinghausen	2,500	$26,768	24,792	13,644	$331,459	$182,434
John P. Burton	38,203	$240,645	4,548	4,548	$60,111	$60,111

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

      All long-term incentives awarded in fiscal 2003 were awarded under the 2003 Omnibus Incentive Plan, which was approved by the shareholders at the 2003 annual meeting. The performance period for these awards is three years from the date of issuance of the awards.

      Each participant who received an award is assigned a target cash incentive, which is a percentage of average annual base salary during the three years of the performance period. The amount of the target cash incentive that is paid to a participant with respect to the three-year performance period is based on the total shareholder return of SCS Transportation compared to the total shareholder return of 14 peer companies as follows:

If SCS Transportation’s Total Shareholder Return Over the	Then the Percentage of Target Cash
Performance Period as Compared to Peer Companies	Incentive Payable to Participant is

Ranks 4th or higher	200%
Ranks 5th	175%
Ranks 6th	150%
Ranks 7th	125%
Ranks 8th	100%
Ranks 9th	75%
Ranks 10th	50%
Ranks 11th	25%
Ranks< 11th	0%

      If the total shareholder return of SCS Transportation for the three-year period is negative, no payouts are made under the award. Payouts are made in cash at the end of the three-year performance period.

      Because the amount of an executive’s payout is based on the Company’s total shareholder return compared to that of members of a peer group over a three-year period, the exact amount of the payout (if any) cannot be determined at this time. The following table describes the long term incentive grants made to the Named Executive Officers during 2003.

	Number of Shares,	Performance or Other Period
Name	Units or Other Rights(#)	Until Maturation or Payout

Herbert A. Trucksess, III	(1)	2003 - 2005
Richard D. O’Dell	(2)	2003 - 2005
Paul J. Karvois	(3)	2003 - 2005
James J. Bellinghausen	(4)	2003 - 2005
John P. Burton	(4)	2003 - 2005

(1)	With respect to Mr. Trucksess, the target payout percentage is 70% of average base salary over the performance period.

(2)	With respect to Mr. O’Dell, the target payout percentage is 60% of average base salary over the performance period.

(3)	With respect to Mr. Karvois, the target payout percentage is 50% of average base salary over the performance period.

(4)	With respect to Mr. Bellinghausen and Mr. Burton, the target payout percentage is 25% of average base salary over the performance period.

RETIREMENT PLANS

Defined Contribution Plans

      SCS Transportation and its subsidiaries sponsor defined contribution retirement plans that contain provisions for cash or deferred arrangements under Section 401(k) of the Internal Revenue Code. The arrangements allow eligible employees to contribute a percentage of annual compensation, before federal income taxes, to the plans. For 2003, the maximum annual employee contribution was $12,000 of eligible compensation, such compensation not to exceed $200,000. In addition, a participant who is at least age 50 or attains age 50 during the year may elect a “catch-up contribution” of up to $2,000.

      To encourage plan participation, SCS Transportation matches employee contributions at the rate of 50 percent up to a maximum employee contribution of 6 percent of annual compensation. Under the Saia Motor Freight Line, Inc. (“Saia”) plan, matching company contributions are vested immediately. Under the Jevic Transportation, Inc. (“Jevic”) plan, matching company contributions vest progressively over a six-year period unless termination is the result of death or disability in which case the matching company contributions are 100 percent vested.

      A participant may choose to invest his or her account balance among one or a combination of mutual funds that are valued on a daily basis. SCS Transportation stock is not an available investment option under either plan.

      Account balances become distributable to the participant at the cessation of employment, retirement on or after age 65 or death. Participants have various options available to them as to the timing and method of distribution.

      The Named Executive Officers participate in their respective company plans and the executive officers of SCS Transportation are eligible to participate in the Saia plan. The amounts which the Named Executive Officers have chosen to contribute to the defined contribution plans are included in the salary column of the Summary Compensation Table and the matching contributions are included in the All Other Compensation column.

Non-Qualified Deferred Compensation Plan

      SCS Transportation maintains a non-qualified deferred compensation plan, titled the SCST Executive Capital Accumulation Plan. The officers of SCS Transportation, Saia and Jevic are eligible to participate in the Plan.

      Annually, each company contributes an amount equal to 5 percent of each participant’s base salary and annual incentive plan payments to the plan. In addition, to the extent a participant’s contribution to their respective 401(k) plan is limited under restrictions placed on “Highly Compensated Employees” under ERISA, the participant may elect to contribute the limited amount to the Capital Accumulation Plan. To the extent each company was unable to match participant contributions under the 401(k) plan because of the ERISA limitations, the matching contributions will be made by each company to the Capital Accumulation Plan.

      The plan also allows the participant to make an elective deferral each year of up to 50 percent of base salary or 100 percent of any annual incentive plan payment. The participant must irrevocably elect the elective deferral on or before November 30 of the year preceding the year for which compensation is being deferred.

      The plan is designed to provide the same investment options to participants as are available under their respective 401(k) plans, except that participants may also elect to invest in SCS Transportation stock under the SCST Executive Capital Accumulation Plan. Participants may elect to transfer balances between investment options, other than SCS Transportation stock, without restriction at any time throughout the year.

      Plan balances become distributable to the participant upon termination of employment. In order to be eligible to receive payment of the 5 percent annual company contribution, the participant must have been employed by SCS Transportation or an affiliated company, including service with Yellow Corporation prior to the spin-off of SCS Transportation from Yellow Corporation, for a period of at least five years, unless termination is the result of disability or death.

      If a participant is terminated for cause, as defined under the plan, all amounts plus investment earnings attributable to the 5 percent annual company contribution are forfeited.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

      SCS Transportation has entered into an employment agreement with H. A. Trucksess III. SCS Transportation and Saia Motor Freight Line, Inc., a wholly owned subsidiary of SCS Transportation, entered into an employment agreement with Richard D. O’Dell. SCS Transportation and Jevic Transportation, Inc., an indirect wholly owned subsidiary of SCS Transportation, entered into an employment agreement with Paul J. Karvois. The terms and conditions of the employment agreements with these officers are summarized below.

      Term. The employment agreement with Mr. Trucksess is for three years and the employment agreements with Mr. O’Dell and Mr. Karvois are for two years. Each agreement was entered into in November 2002 with the term renewing daily.

      Compensation. During the employment period, the executive officers (i) receive a base salary (which shall be reviewed annually but shall at no time during the term of the agreement be decreased from the rate then in effect); (ii) participate in a bonus program for which the criteria and parameters for payment are determined annually by the Compensation Committee of the Board of Directors; and (iii) participate in employee benefit plans made available by SCS Transportation to its executives from time to time.

      Mr. Trucksess receives a supplemental retirement benefit that is intended to provide Mr. Trucksess with approximately the difference between the supplemental retirement benefits that he would have received under his previous employment contract with his former employer (Yellow Corporation), had Mr. Trucksess continued his employment with Yellow Corporation, and the expected actual retirement benefits Mr. Trucksess will be entitled to from Yellow Corporation. Mr. Trucksess’ supplemental retirement benefit will generally be computed using 16 years of credit service plus his actual combined service at SCS Transportation and Yellow Corporation (approximately 10 years at December 31, 2003).

      Pursuant to his employment contract, at age 65, Mr. Trucksess will receive an annual pension benefit amounting to (a) one and three sevenths percent of his final average annual compensation paid in the five highest consecutive years of his last 10 consecutive years of combined employment with SCS Transportation and Yellow Corporation, multiplied by his total combined years of employment with SCS Transportation and Yellow Corporation, reduced by (b) one and three sevenths percent of his primary Social Security entitlement at retirement, multiplied by his total combined years of employment with SCS Transportation and Yellow Corporation, such amount further reduced by the benefits under the Yellow Corporation qualified and nonqualified pension plans and the SCS Transportation nonqualified plan attributable to SCS Transportation’s contributions. His total combined years of employment with SCS Transportation and Yellow Corporation is computed by adding (a) his actual years and months of service with SCS Transportation and Yellow Corporation from June 1, 1994 through the date of his termination and (b) 16 years and (c) one-third of [the sum of (a) his actual years and months of service with SCS Transportation and Yellow Corporation from June 1, 1994 through the date of his termination and (b) 16 years, minus (c) 17.95 years]. The following table sets forth the gross annual benefits (single life at age 65), before deduction of the applicable primary Social Security offset amount, payable to Mr. Trucksess upon retirement under the SCS Transportation nonqualified plan and the SCS Transportation employment agreement.

PENSION VALUE TABLE

	Years of Service(2)

Eligible Remuneration(1)	25	30	35

$450,000	$33,000	$70,500	$108,000
500,000	53,850	95,500	137,150
550,000	74,650	120,500	166,350
600,000	95,500	145,500	195,500
650,000	116,350	170,500	224,650
700,000	137,150	195,500	253,850
750,000	158,000	220,500	283,000
800,000	178,850	245,500	312,150

(1)	Eligible Remuneration as used in this table is defined as final average covered compensation (salary and annual bonus) for the five highest consecutive years of Mr. Trucksess’ last ten consecutive years of participation preceding termination of employment under the agreements.

(2)	The estimated annual benefit Mr. Trucksess is entitled to receive from Yellow Corporation at age 65 is $154,500.

      Termination. Each employment agreement terminates immediately upon the executive officer’s death. The employer may terminate the executive’s employment agreement in the event of the permanent and total disability of the executive or for cause. Each executive officer may terminate his employment at any time by providing 30 days’ notice to the employer, in which case the executive shall receive base salary to the date of termination and all outstanding stock options held by the executive shall be forfeited.

      Benefits for Qualifying Terminations. A “Qualifying Termination” is defined as a termination by the employer for any reason other than for cause, disability or death. A “Qualifying Termination” is also deemed to occur if the executive terminates his agreement “for good reason” (principally relating to assignment of duties inconsistent with the officer’s position, reductions in compensation or certain employment transfers). In addition, a “Qualifying Termination” is deemed to occur if the executive resigns or is terminated within two years after a change of control.

      In the event of a Qualifying Termination: (i) the executive officer will receive a lump sum cash payment equal to three times the annual rate of base compensation in the case of Mr. Trucksess and two times the annual rate of base compensation in the case of Mr. O’Dell and Mr. Karvois; (ii) the executive officer will receive a pro rated target bonus based on the actual portion of the fiscal year elapsed prior to the termination of the executive’s employment; (iii) beginning on the date of the executive’s termination of employment, the executive (and spouse if applicable) shall remain covered under the employee benefit plans in which he participated prior to termination of employment for 36 months with respect to Mr. Trucksess and for 24 months with respect to Mr. O’Dell and Mr. Karvois; and (iv) all outstanding stock options held by the executive officer at the time of termination shall vest and remain exercisable for three years in the case of Mr. Trucksess and two years in the case of Mr. O’Dell and Mr. Karvois. In addition, in the event of a Qualifying Termination of Mr. Trucksess, he will become eligible to receive the supplemental retirement benefits referred to above.

      SCS Transportation agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer under the employment agreement that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code.

      Under the employment agreements, each executive officer has agreed that, during the period of employment and for the two-year period following his termination, he or his affiliates will not engage (whether as owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), directly or indirectly, in any endeavor, activity or business that competes with SCS Transportation or any of its affiliates and he will not solicit for employment or hire any employees of the employer or its affiliates or divert or attempt to divert from the employer any business with any customer or account of the employer.

Change of Control Agreements

      Each of the Named Executive Officers in the Summary Compensation Table is party to an Executive Severance Agreement. In the event of a “Change of Control” of SCS Transportation followed within two years by (i) the termination of the executive’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with SCS Transportation’s practice prior to a Change of Control, the Executive Severance Agreements provide that the executive shall (i) be paid a lump sum cash amount equal to the sum of two times (except for Mr. Trucksess for which the computation is three times) the executive’s highest compensation (salary plus annual bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years (three years in the case of Mr. Trucksess) following termination. (In the case of Mr. Trucksess, Mr. O’Dell and Mr. Karvois, payments are only to the extent that they would exceed payments under the change of control provisions of their employment agreements.)

      SCS Transportation agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer under the Executive Severance Agreement or otherwise that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code.

      For the purpose of the Agreements, a “Change of Control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of

1934, purchases or otherwise acquires shares of SCS Transportation and as a result thereof becomes the beneficial owner of shares of SCS Transportation having 20% or more of the total number of votes that may be cast for the election of directors of SCS Transportation; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of SCS Transportation or any successor to SCS Transportation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of Klaus E. Agthe, Mark A. Ernst and Douglas W. Rockel. None of these individuals is or has ever been an officer or employee of SCS Transportation. During fiscal 2003, no executive officer of SCS Transportation served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks with the companies with which these individuals or SCS Transportation’s other directors are affiliated.

STOCK PERFORMANCE GRAPH

      Securities and Exchange Commission rules require this proxy statement to contain a graph comparing, over a five-year period (or such shorter period as may apply), the performance of SCS Transportation’s common stock against a broad equity market index and against either a published industry or line-of-business index or a peer group index.

      The broad equity market is represented by the Russell 2000 Index and the peer group index is comprised of the following companies: Arkansas Best Corporation, Covenant Transport, Inc., CNF, Inc., Heartland Express, Inc., J.B. Hunt Transport Services, Inc., Knight Transportation, Inc., Landstar System, Inc., Old Dominion Freight Line, Inc., P.A.M. Transportation Services, Inc., Swift Transportation Co., Inc., USF Corporation, US Xpress Enterprises, Inc., Werner Enterprises, Inc., and Yellow Roadway Corporation.

      In addition to the companies listed above, the peer group in our 2003 stock performance graph included Roadway Corporation (Roadway). As a result of the acquisition of Roadway by Yellow Corporation on December 11, 2003, Roadway is no longer included in our stock performance graph peer group.

      The following graph compares the cumulative total return on SCS Transportation’s common stock from October 1, 2002 (the date which SCS Transportation officially became a publicly traded company) through the end of 2003 with the Russell 2000 Index and the peer group index for the same period. The graph shows the value of $100 invested in SCS Transportation’s common stock and in each of the foregoing indices on October 1, 2002, and assumes the reinvestment of all dividends. No dividends were paid on SCS Transportation’s common stock during this period. The graph depicts the change in the value of SCS Transportation’s common stock relative to the indices at the specified dates. Historical stock performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

(SCS TRANSPORTATION, RUSSELL 2000 INDEX, AND PEER GROUP INDEX)

	October 1, 2002	December 31, 2002	December 31, 2003

SCS Transportation	$100.00	$122.20	$216.77
Peer Group	$100.00	$113.25	$138.91
Russell 2000	$100.00	$104.48	$153.85

REPORT ON EXECUTIVE COMPENSATION OF THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board of Directors of SCS Transportation has prepared the following report regarding 2003 executive compensation. The Compensation Committee, which is composed entirely of non-employee directors, is responsible for all components of SCS Transportation’s officer compensation programs and the aggregate cost-related aspects of non-officer compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for SCS Transportation’s Chairman, President and Chief Executive Officer, and the other Named Executive Officers listed in the Summary Compensation Table, as well as compensation information of all executive officers of SCS Transportation.

Compensation Philosophy and Objectives of Executive Compensation Programs

      It is the philosophy of SCS Transportation and the Committee that all compensation programs should (1) link pay and performance and (2) attract, motivate, reward and facilitate the retention of the executive talent required to achieve corporate objectives. SCS Transportation also focuses strongly on compensation tied to stock price performance, since this form of compensation provides a clear link to enhanced shareholder value. From time to time, the Committee works with compensation consultants to assist with the design, implementation, and communication of various compensation plans.

      SCS Transportation determines competitive levels of compensation using published compensation surveys (for companies of comparable size to SCS Transportation as measured by revenues), information obtained from compensation consultants, and analysis of compensation data contained in the proxy statements for transportation industry peer companies.

      SCS Transportation’s compensation programs for executives include base salaries, annual performance-based incentives, long-term incentives, and certain executive benefits. Each of these pay delivery programs is further detailed below.

Base Salaries

      Base salaries for SCS Transportation’s Named Executive Officers in 2003 were reviewed through comparisons with the market survey data described above. Overall, SCS Transportation’s base salaries for Named Executive Officers (other than the CEO) are close to the market 50th percentile in the aggregate. The Committee’s intent is to target the marketplace 50th percentile for officer base salaries, over time, based on performance and growth in the experience of our executives. In 2003, the Named Executive Officers (other than the CEO) received base salary increases ranging from 2% to 10% based on individual performance and market norms.

Annual Incentive Compensation

      SCS Transportation’s annual incentive plan is structured to provide cash incentives to key employees based on the achievement of key corporate, business unit (for business unit employees) and individual objectives. Under the plan, funding pools are created at the corporate and business unit levels based on overall company and business unit performance on selected financial goals. For 2003, the corporate goals under the plan were net income and return on capital. The 2003 business unit goals for Jevic and Saia were operating income and return on capital. The plan is structured with target awards set near the market 50th percentile, with an opportunity to achieve upper quartile payouts for outstanding performance.

      Actual annual incentives paid to Named Executive Officers in the corporate incentive pool were slightly under target, since overall corporate performance was slightly below target. Actual annual incentive payouts for Saia were slightly above target while those for Jevic were below target as a result of the performance of these units relative to plan objectives.

Long-Term Incentive Compensation

      SCS Transportation believes that its executive officers should have an ongoing stake in the success of SCS Transportation. SCS Transportation also believes these key employees should have a considerable portion of their total compensation tied to SCS Transportation’s stock price performance, since stock-related compensation is tied to shareholder value.

      Under the Company’s 2003 Omnibus Incentive Plan, which was approved by shareholders at last year’s annual shareholder meeting, the Compensation Committee has the authority to provide long-term incentives to key employees using a variety of devices, including stock options, restricted stock, and performance units. In order to effectively limit potential shareholder dilution while at the same time providing a strong focus on creating value relative to other companies in our industry, the Committee chose to provide long-term incentives in the form of performance units in 2003. Under the performance unit program, participants earn cash awards for SCS Transportation’s total shareholder return

(TSR) performance relative to the industry peers shown in the performance graph of this proxy statement over the 2003-2005 period. However, SCS Transportation’s TSR must be positive under the plan in order for any payout to occur. Also, the Company has adopted guidelines providing that the equivalent of 50% of after tax proceeds of any award earned be converted into SCS Transportation share ownership, with these shares to be held for a minimum of 5 years. The guidelines can be satisfied through purchases of Company stock; the exercise of stock options (with the investment being equal to the exercise price paid plus income tax liability created); and through investment in stock equivalent units in the Company’s non-qualified tax deferred plan (in which case the guidelines specify 50% of pre-tax proceeds rather than after tax proceeds).

      The performance unit target awards for the 2003-2005 performance period have generally been set below the market 50th percentile, in order to effectively manage the aggregate cost of the program. Actual awards are not scheduled to be paid out until the first quarter of 2006, based on a final determination of TSR over the performance period.

2003 Chief Executive Officer Compensation

      The discussion below applies to Mr. Trucksess’ 2003 compensation.

      Base Salary. Mr. Trucksess’ salary was initially adjusted in October 2002 following the Company’s spin-off with subsequent increases targeted for each January starting in January 2004. Accordingly, Mr. Trucksess’ annual base salary was not changed during 2003. His 2003 base salary was below the market 50th percentile. Effective January 1, 2004, Mr. Trucksess’ annual base salary was increased to $475,000.

      Annual Incentive Award. Based on SCS Transportation’s performance on the measures described under the Annual Incentive Compensation section above, the Compensation Committee provided Mr. Trucksess with an annual incentive of $290,651 for 2003. This award was slightly below target, since corporate performance on net income and return on capital for SCS Transportation was slightly below the target set by the Committee.

      Long-Term Incentives. Mr. Trucksess participates in the performance unit plan described above. His target award under the plan for the 2003-2005 performance period is below the market 50th percentile. No awards are scheduled to be paid under this plan until the first quarter of 2006, based on a final determination of TSR over the performance period.

Limitation of Tax Deduction for Executive Compensation

      Under Section 162(m) of the Internal Revenue Code, publicly traded companies may not receive a tax deduction on non-performance based compensation to executive officers in excess of $1 million. Awards under SCS Transportation’s performance unit plan under the 2003 Omnibus Incentive Plan qualify as performance-based compensation under the law. Except with respect to the performance unit plan, no specific actions have been taken with regard to cash compensation to comply with Section 162(m) at this time, since only the CEO’s cash compensation has the potential to be effected by the $1 million limit, and then only in an outstanding performance year.

COMPENSATION COMMITTEE MEMBERS

Klaus E. Agthe, Chairman
Mark A. Ernst
Douglas W. Rockel

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee operates pursuant to a written charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is included within this proxy as Exhibit A and is available within the corporate governance section of the Company’s website at www.scstransportation.com. For the year ended December 31, 2003 and as of the date of the adoption of this report, the Audit Committee was comprised of three directors who met the independence and experience requirements of The Nasdaq Stock Market. Messrs. Olson, Agthe and Holland are “audit committee financial experts” as defined by the applicable rules of the Securities and Exchange Commission.

      The Audit Committee oversees SCS Transportation’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of independent auditors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2003, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to SCS Transportation’s Annual Report on Form 10-K for the year ended December 31, 2003.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of SCS Transportation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed those disclosures and other matters relating to independence with the auditors.

      The Audit Committee discussed with SCS Transportation’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent auditors, with and without management present, to discuss the results of their examinations of SCS Transportation’s internal controls, and the overall quality of SCS Transportation’s financial reporting.

      Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from KPMG LLP dated January 21, 2004 (except as such opinion relates to Note 14, Subsequent Event, to which the opinion date is February 16, 2004) regarding the audited financial statements of SCS Transportation for the year ended December 31, 2003, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

James A. Olson, Chairman
Klaus E. Agthe
John J. Holland

      The foregoing Stock Performance Graph, Report on Executive Compensation of the Compensation Committee of the Board of Directors, and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent SCS Transportation specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

OTHER MATTERS

      We know of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation

      SCS Transportation will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. SCS Transportation will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Shareholder Proposals for 2005 Annual Meeting

      Any shareholder who intends to present a proposal at the annual meeting in 2005 must deliver the proposal to SCS Transportation’s corporate Secretary at 4435 Main Street, Suite 930, Kansas City, Missouri 64111:

•	Not later than November 12, 2004, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•	On or after November 12, 2004, and on or before December 12, 2004, if the proposal is submitted pursuant to SCS Transportation’s By-Laws, in which case we are not required to include the proposal in our proxy materials.

By order of the Board of Directors,

James J. Bellinghausen
Secretary

EXHIBIT A

SCS TRANSPORTATION, INC.

AUDIT COMMITTEE CHARTER

Committee Role

      The Audit Committee is a committee of the Board of Directors. Its primary role is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the system of internal controls which management and the Board of Directors have established, the audit process and the Company’s legal and regulatory compliance. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, counsel, other Board committees and advisors, the internal audit function and the independent (external) accountants.

Committee Membership

      The Committee shall consist of at least three and no more than five independent directors that shall be appointed annually by the Board of Directors on the recommendation of the Nominating and Governance Committee. The Board of Directors shall appoint one of the members of the Audit Committee as Chairperson. Independent directors are (consistent with Nasdaq independence requirements) persons other than an officer or employee of the Company, who have no relationship to the Company that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Committee members shall have (1) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of cash flow, and key performance indicators; and (2) the ability to understand key business and financial risks and related controls and control processes. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Committee Operating Principles

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Committee shall fulfill its responsibilities within the context of the following overriding principles:

•	Communications — The chairperson and other members of the Committee shall, to the extent appropriate, have contact throughout the year with senior management, internal audit, external accountants, and other key Committee advisors, as applicable, to strengthen the Committee’s knowledge of relevant current and prospective business issues.

•	Committee Education/ Orientation — The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Company.

•	Meeting Scheduling and Agenda — Scheduling of the meetings and providing the Committee with written agendas for all meetings shall be the responsibility of the Committee chairperson, with input from Committee members, management and other key Committee advisors, as requested.

•	Committee Expectations and Information Needs — The Committee shall communicate its expectations and information needs to management, internal audit, and external parties, including external accountants.

•	External Resources — The Committee shall have the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, external accountants, or others to assist it in the conduct of its duties, as the Committee deems necessary. The Company must provide appropriate funding, as determined by the Committee, to compensate the external accountants engaged for the purpose of rendering an audit report or performing other audit, review or attest services, to compensate any advisers employed by the Committee, and to pay ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

•	Committee Meeting Attendees — The Committee shall request members of management, counsel, internal audit, and external accountants, to participate in Committee meetings, as necessary, to carry out the Committee responsibilities. Periodically and at least annually, the Committee shall meet in private session with only the Committee members. The Committee shall also meet in executive session separately with the internal auditor and external accountants, at least annually. However, either the internal auditor or the external accountants, or counsel, may, at any time, request a meeting with the Audit Committee or the Committee chairperson, with or without management attendance.

•	Reporting to the Board of Directors — The Committee, through the Committee chairperson, shall report Committee actions and recommendations to the full Board.

•	Audit Committee Charter — Annually, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

•	Other Functions — The Committee shall perform such other functions assigned by law, Nasdaq, the Company’s certificate of incorporation or bylaws, or the Board of Directors.

•	External Reports — The Committee shall provide for inclusion in the Company’s proxy statement or other SEC filings, any report from the Audit Committee required by applicable laws and regulations and stating among other things whether the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the external accountants the matters required to be discussed by SAS 61 relating to the conduct of the audit.

•	Received disclosures from the external accountants regarding the accountants’ independence as required by Independence Standards Board Standard No. l and discussed with the accountants their independence.

•	Recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Meeting Frequency

      The Committee shall meet at least on a quarterly basis. Additional meetings shall be scheduled as considered necessary by the Committee or chairperson.

Committee’s Relationship with the External Accountants

      The Committee shall have the sole authority to appoint the external accountants, approve the compensation of the external accountants, approve the terms of their engagement, approve any non-audit functions, evaluate whether the Company should rotate auditors on a regular basis, and discharge the external accountants. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the external accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

      The external accountants, in their capacity as independent public accountants, shall report directly to the Audit Committee.

      The Committee shall annually review (1) the experience and qualifications of the senior members of the external accounting team; (2) the scope and approach of the annual audit; (3) a description of the quality control procedures the local office of the external accountants has established; (4) a report from the external accountants describing any material issues raised by the firm’s most recent peer review and the steps taken to deal with any reported problems; (5) any issue involving a disagreement with management; and (6) the Company’s application of accounting principles where the Company’s external accountants team consulted with specialty partners of the external accountants.

      The Committee shall annually review the external accountants’ identification of issues and business and financial risks and exposures and their assessment of quantitative and qualitative factors used in concluding the Company’s financial statements are in accordance with generally accepted accounting principles.

      The Committee shall annually review the performance (including the effectiveness, objectivity, and independence) of the external accountants. The Committee shall ensure receipt of a formal written statement from the external accountants consistent with the standards set by the Independence Standards Board. Additionally, the Committee shall discuss with the external accountants any relationships or services that may affect the external accountant’s objectivity or independence, including a review of the nature of all services provided and related fees charged by the external accountants. If the Committee is not satisfied with the external accountant’s assurances of independence, it shall take or recommend to the full Board appropriate action to ensure the independence of the external accountants.

      If the external accountant identifies significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairperson.

      The external accountants shall be instructed to communicate directly to the Audit Committee any serious difficulties or disputes with management and it is the responsibility of the Audit Committee to resolve disputes regarding financial reporting. The external accountant is ultimately responsible to the Audit Committee of the Company.

      The external accountants and management shall discuss with the Committee the appropriateness of accounting principles and financial disclosure practices used and particularly about the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates.

      The Committee shall also determine, in regards to new transactions or events, the external accountant’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

      The Committee shall obtain from the external accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

Committee’s Relationship with the Internal Auditor

      The internal audit function shall be responsible to the Board of Directors through the Committee.

      The Committee should annually:

•	Evaluate the internal audit process for establishing the annual internal audit plan and the focus on risk.

•	Consider the audit scope and role of the internal audit function.

•	Review and evaluate the scope, risk assessment and nature of the internal audit plan and any subsequent changes, including whether or not the internal audit plan is sufficiently linked to the Company’s overall business objectives and management’s success and risk factors.

•	Consider and review with the internal auditor and management:

•	Significant findings during the year and management’s responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal controls.

•	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

•	Any changes required in the planned scope of their audit plan.

•	The internal audit budget.

•	The internal audit charter.

•	The internal auditor’s performance and changes in internal audit leadership and/or key financial management, including determining that the independence and objectivity of the internal auditor is maintained.

      If the internal auditor identifies significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairperson.

Primary Committee Responsibilities

The Committee should:

      Internal Controls and Risk Management —

•	Review the Company’s process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company.

•	Consider and review with management and the external accountants:

•	The effectiveness of or weaknesses in the Company’s internal financial and accounting controls, including computerized information system controls and security in the overall control environment.

•	Any related significant findings and recommendations of the external accountants and internal auditor together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

•	Review the Company’s policy on retention of the external accountants for any non-audit services and the fee for such services.

      Correspondence —

•	Review with management and the external accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting polices.

      Regulatory and accounting requirements —

•	Review with management and the external accountants the effect of regulatory changes, significant new or proposed accounting guidelines and off-balance sheet structures on the Company’s financial statements.

•	Review and approve all related party transactions as identified by management and the external accountants.

•	Recommend guidelines to the Board of Directors for the hiring by the Company of employees of the Company’s external accountants.

      Financial Reporting —

•	Review filings with the SEC and other published financial documents containing the Company’s financial statements, including annual and interim reports, press releases and statutory filings.

•	Review key financial statement risks, issues and disclosures and their impact or potential effect on reported financial information with management and external accountants.

•	Review the effect of alternative methods of accounting under generally accepted accounting principles on the Company’s reported results.

•	Review with management and the external accountants at the completion of the annual examination:

•	The Company’s annual financial statements and related footnotes.

•	The results of external accountants’ audit of the financial statements and their report thereon.

•	Any significant changes required in the external accountants’ audit plan.

•	The significant estimates and judgments underlying the financial statements.

•	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

      Compliance with Laws and Regulations —

•	Review with management and external accountants the Company’s process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

•	Review with the Company’s general counsel, external accountants and others any legal, tax or regulatory matters that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

      Compliance with Codes of Ethical Conduct —

•	Review and assess the Company’s processes for administering a code of ethical conduct, including conflict of interest policies and identification and reporting of related party transactions.

•	Review with the external accountants the results of their review of the Company’s monitoring of compliance with the Company’s code of conduct, including compliance with the Foreign Corrupt Practices Act.

•	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors and/or external accountants.

      While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external accountants.

EXHIBIT B

SCS TRANSPORTATION, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Purposes

      The purposes of the Nominating and Governance Committee are to consider and make recommendations to the Board on matters pertaining to the effectiveness of the Board, such as (a) size and composition of the Board; (b) individuals qualified to become Directors; (c) nominees to the Board; (d) the structure and composition of the committees of the Board; (e) Board compensation; and (f) evaluation of the effectiveness of the Board. The Committee shall take a leadership role in shaping the corporate governance of the Company, including the development of a set of corporate governance guidelines for the approval of the Board.

Goals And Responsibilities

      1. Review the size and composition of the Board and make recommendations to the Board as appropriate. The Committee shall have sole authority for the engagement and termination of any search firm to be used to identify director candidates and sole authority to approve engagement fees and terms for such firms.

      2. Review criteria for election to the Board and recommend candidates for Board membership.

      3. Review policies concerning retirement from the Board and, as appropriate, make recommendations to the Board for changes in policy.

      4. Review the structure and composition of Board committees and make recommendations concerning the membership and the chairmanship of each committee based on seniority, expertise, and other relevant considerations.

      5. Develop and oversee an annual self-evaluation process for the Board and its committees.

      6. Evaluate at least annually the overall effectiveness of the Board and make recommendations to the Board for improvements. Evaluate at least annually the overall effectiveness of the Committee.

      7. Consider and make recommendations to the Board concerning such other matters relating to the practices, policies and performance of the Board as may be appropriate from time to time.

      8. Report regularly to the Board on the Committee’s activities and inform the Board promptly of any issues or concerns.

      9. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Member Qualifications; Appointment And Removal

      The Committee shall consist of at least three Directors, all of whom shall be independent Directors of the Company (as defined by Nasdaq independence requirements). Members must have an understanding of and interest in corporate governance and corporate board issues, derived from membership on boards of public companies or relevant training or education.

      Members shall be appointed to the Committee by a vote of a majority of the Board. Members shall serve on the Committee for such period as the Board may determine, and may be removed from the Committee at any time upon the vote of the majority of the Board. The Chairperson shall be appointed by a vote of the majority of the Board.

B-1

Quorum; Meeting Frequency

      For the transaction of business at any meeting of the Committee, two members shall constitute a quorum.

      The Committee shall meet no less frequently than twice each year. Meetings may be called by the Chairperson of the Committee or upon the vote of a majority of the Board.

B-2

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no choice is specified, this proxy will be voted “FOR” the nominees named hereon, and “FOR” proposals 2 and 3.	Mark Here for Address Change or Comments	☐

	Please mark your votes as indicated in this example	☒

Proposals: 1. Elect two directors, each for a term of three years:	FOR the nominees listed to the left (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominee(s) listed to the left	2.	Ratify the appointment of KPMG LLP as the Company’s independent auditors for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 Mr. John J. Holland 02 Mr. Douglas W. Rockel	☐	☐

To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:
Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/scst		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on
the Internet at www.scstransportation.com

SCS TRANSPORTATION, INC.
PROXY
ANNUAL MEETING OF SHAREHOLDERS, APRIL 21, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints KLAUS E. AGTHE, HERBERT A. TRUCKSESS, III and JAMES J. BELLINGHAUSEN, and each of them, with full power of substitution, proxies of the undersigned to vote the shares of Common Stock of SCS Transportation, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of SCS Transportation, Inc., to be held at the Marriott Country Club Plaza, 4445 Main Street, Kansas City, Missouri, on Wednesday, April 21, 2004, at 10:00 a.m., and at any adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof and in their discretion on all other matters that are properly brought before the Annual Meeting.

If more than one of the above named proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be marked, dated and signed on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your SCS Transportation, Inc. account online.

Access your SCS Transportation, Inc. shareholder account online via Investor ServiceDirect(r) (ISD).

Mellon Investor Services LLC, agent for SCS Transportation, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time